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                                                                EXHIBIT 23.2

                              [LETTERHEAD OF KPMG]


The Board of Directors
The Bank of Bermuda Limited


We consent to the incorporation by reference in this Registration Statement of The Bank of Bermuda Limited on Form S-8 of our report dated January 25, 2002, appearing in the Registration Statement of The Bank of Bermuda Limited on Form 20-F as filed with the Securities and Exchange Commission on April 22, 2002.


/s/ KPMG

KPMG
Chartered Accountants
Hamilton, Bermuda
April 22, 2002